Exhibit 99.3

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form and Letter of Transmittal is being delivered to holders of shares of common stock of Cheviot Financial Corp. (“Cheviot”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”), by and between Cheviot and MainSource Financial Group, Inc. (“MainSource”), whereby Cheviot will merge with and into MainSource (the “Merger”).

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

To be effective, this Election Form must be RECEIVED by the Exchange Agent by 5:00 p.m., Eastern time, on , 2016.

If delivering by first class mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	If delivering by registered mail or overnight courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach list if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Numbers	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐                                    Check the box to the left if you have lost any of your Cheviot stock certificates and complete the Affidavit for Lost Stock Certificate(s). (See Instructions).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EDT, ON                   , 2016

☐                                    STOCK ELECTION: Exchange each share of Cheviot Common Stock listed above for 0.6916 shares of MainSource Common Stock, subject to adjustment as described in the Merger Agreement (you will receive cash in lieu of any fractional shares) (“Stock Election”)

☐                                    ALL CASH ELECTION: Exchange each share of Cheviot Common Stock listed above for $15.00 per share, subject to adjustment as described in the Merger Agreement (“Cash Election”)

☐                                    MIXED ELECTION: Exchange              shares of Cheviot Common Stock listed above for shares of MainSource Common Stock and the remainder for cash (“Mixed Election”). (Please write in the blank the number of shares you would like to exchange for MainSource Common Stock.)

☐                                    NON-ELECTION: No preference with respect to the receipt of either MainSource Common Stock or cash.

Corp Actions VOL COY CHEF

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE OPTION, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NON-ELECTION SHARES. NON-ELECTION SHARES WILL BE EXCHANGED FOR MAINSOURCE COMMON STOCK, CASH OR A COMBINATION OF MAINSOURCE COMMON STOCK AND CASH, DEPENDING ON THE ELECTIONS MADE BY OTHER CHEVIOT SHAREHOLDERS. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below.

SPECIAL PAYMENT AND/OR ISSUANCE
INSTRUCTIONS

To be completed ONLY if (i) the new certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided.

Name:
(Please Print First, Middle and Last Names)

Address:

(including zip code)
Dated:

SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown as the address on the first page.

Name:

(Please Print First, Middle and Last Names)

Address:

(including zip code)

IMPORTANT—SHAREHOLDER SIGN HERE

X

X

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title.

Dated:

Name(s):

(please print)
Capacity:

Area Code and Telephone No.:

INSTRUCTIONS

(Please read carefully all of the instructions below)

1.                                      Delivery; Election Deadline:  For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed in accordance with these instructions and signed, together with either your stock certificate(s) or a properly completed Notice of Guaranteed Delivery, and any other documentation reasonably required by the Exchange Agent, must be delivered to the Exchange Agent at one of the following addresses so that it is actually received by the Exchange Agent no later than the Election Deadline.  The Election Deadline will be 5:00 p.m., Eastern time, on                  , 2016.

If delivering by first class mail:	If delivering by registered mail or overnight courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Voluntary Corporate Actions Offer	Attn: Voluntary Corporate Actions Offer
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Do not send your election documentation to MainSource, Cheviot or any person other than the Exchange Agent because they will not be forwarded to the Exchange Agent and your election will be invalid.  The method of delivery is at the option and risk of the surrendering stockholder.  Registered mail, appropriately insured, with return receipt requested, is suggested.  A return envelope is enclosed for your convenience.  Delivery will occur, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent. You bear the risk of ensuring proper and timely delivery.

Election forms must be received by the Exchange Agent no later than 5:00 p.m., Eastern time, on the date of the Election Deadline.  If you hold your shares of Cheviot common stock in “street name” or in another manner, you may be subject to an earlier deadline.  Therefore, we encourage you to submit your election materials promptly. The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal has been received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

By signing and returning the Election Form and Letter of Transmittal to the Exchange Agent, you acknowledge that the preference expressed with respect to the kind of merger consideration you wish to receive may not be fully satisfied depending upon the elections of other Cheviot stockholders.  No fractional shares of MainSource common stock will be issued in connection with the merger. Instead, you will be entitled to receive cash, without interest, for any fractional share of MainSource common stock you might otherwise have been entitled to receive.

2.                                      Revocation or Change of Election Form:  Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent no later than the Election Deadline.  The Exchange Agent will have discretion to determine whether any revocation or change has been received on a timely basis and whether any such revocation or change has been properly made.  No election may be revoked or changed after the Election Deadline.

3.                                      Surrender of Original Certificate(s); Lost, Stolen or Destroyed Certificate(s):  For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the original certificate(s) evidencing your shares of Cheviot common stock and any required accompanying evidences of authority.  If your certificate(s) has been lost, stolen or destroyed, the information agent, Georgeson at (877) 507-1756 before you submit this Election Form and Letter of Transmittal.

4.                                      Termination of Merger Agreement:  If the Merger Agreement is terminated, the Exchange Agent will promptly return stock certificate(s) representing shares of Cheviot common stock via registered mail.  The Exchange Agent and Cheviot will use their commercially reasonable efforts to facilitate return of such stock certificate(s) in the event of termination of the Merger Agreement, but return of certificate(s) other than by registered mail will only be made at the expense, written direction and risk of the requesting Cheviot stockholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5.                                      Signatures:  If this Election Form and Letter of Transmittal is signed by the registered holder(s) of the shares surrendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) surrendered or on the assignment authorizing transfer, without alteration, enlargement or any change whatsoever.  Do not sign the certificate(s) because signatures are not required if the certificate(s) surrendered are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment and Delivery Form” or are for the account of an Eligible Institution (as defined below).  If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s).  If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations.  Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity who are not identified as such to the registration must be accompanied by proper evidence of the signatory’s authority to act.

6.                                      Guarantee of Signatures:  No signature guarantee is required on this Election Form and Letter of Transmittal if (a)(i) this Election Form and Letter of Transmittal is signed by the registered holder(s) of shares surrendered with this Election Form and Letter of Transmittal and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).  In all other cases, all signatures on this Election Form and Letter of Transmittal must be guaranteed by an Eligible Institution.

7.                                      Special Payment and/or Issuance Instructions:  If the merger consideration is to be made payable to or registered in a name other than the name(s) that appear(s) on the surrendered certificate(s), indicate the name(s) and address in the box captioned “Special Payment and/or Issuance Instructions.”  The stockholder(s) named will be considered the record owner(s) and should complete the section entitled “Signatures Required” and the Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).  If the section entitled “Special Payment and Issuance Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is an Eligible Institution.  If the surrendered stock certificate(s) are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificate(s) must be endorsed or accompanied by duly executed stock powers, in each case signed exactly as the name(s) of the registered owner(s) appears on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

8.                                      Special Delivery Instructions:  If the merger consideration is to be delivered to an address other than the one set forth next to the signature of the registered holder, indicate the address in the box captioned “Special Delivery Instructions.”  If the section entitled “Special Delivery Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is an Eligible Institution. If you are an individual making an election with respect to shares in the 401(k) Plan or the ESOP, this section does not apply to those shares as payment will be made directly to either the 401(k) Plan or the ESOP, as applicable.

9.                                      IRS Form W-9:  Under U.S. federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Internal Revenue Service (“IRS”) Form W-9.  Stockholders who have a Form W-9 on file with the Exchange Agent do not need to provide another Form W-9 to the Exchange Agent.  If the certificate(s) is in more than one name or is not in the name of the actual owner, consult the instructions included on the enclosed IRS Form W-9 for additional guidance on which number to report.  Failure to provide the information on the form may subject the surrendering stockholder to U.S. federal income tax withholding (currently at a rate of 28%) on the payment of any cash.  If a TIN has not been issued to a surrendering stockholder and such stockholder has applied for a number or intends to apply for a number in the near future, such stockholder must write “Applied For” in the space for the TIN on the enclosed IRS Form W-9.  If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, backup withholding (currently at a rate of 28%) will apply to all payments to such surrendering stockholders of any cash consideration due for their former shares.  Please review the instructions included on the enclosed IRS Form W-9 for additional information. If you are an individual making an election with respect to shares in the 401(k) Plan or the ESOP, this section does not apply to those shares as payment will be made directly to either the 401(k) Plan or the ESOP, as applicable.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE

Representations and Warranties of the Cheviot Stockholder:

By signing and returning the Election Form and Letter of Transmittal (the “Election Form”) to the Exchange Agent, you agree to the statements set forth below:

1.                                      Pursuant to the Merger Agreement and subject to the election, adjustment and proration procedures described herein and in the Proxy Statement, you thereby surrender the certificates representing your shares of Cheviot common stock listed on the Election Form (as applicable) and elect, as indicated in the Election Form, to receive for each share of Cheviot common stock represented by the certificates either the Stock Consideration or the Cash Consideration.

2.                                      You represent and warrant that you are, as of the date thereof, and will be, as of the completion date of the merger, the registered holder of the shares of Cheviot common stock represented by the enclosed certificate(s) with good title thereto and with full power and authority to make the election indicated in the Election Form, to surrender the shares of Cheviot common stock represented by the enclosed certificate(s) for exchange, and to direct delivery of the book-entry transfer of Stock Consideration and/or payment of the Cash Consideration pursuant to the Election Form.  You represent and warrant that the shares of Cheviot common stock represented by the enclosed certificate(s) are free and clear of all liens, restrictions, charges, and encumbrances, and are not subject to any adverse claims.  You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of those shares of Cheviot common stock.  You irrevocably appoint the Exchange Agent as your agent to effect the exchange.  All authority conferred or agreed to be conferred in the Election Form shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity. Notwithstanding the foregoing, the provision does not apply to individuals making an election with respect to shares in theie 401(k) Plan or the ESOP accounts.

3.                                      You understand and acknowledge that you will not receive the merger consideration unless and until the merger is completed and unless and until the certificate(s) representing your shares of Cheviot common stock have been received by the Exchange Agent at the address set forth above, together with such additional documents as the Exchange Agent may require, and until those certificates and documents have been processed for exchange by the Exchange Agent.  You understand and acknowledge that the method of delivery of the certificate(s) and all other required documents is at your option and risk and that the risk of loss to such shares shall pass only after the Exchange Agent has actually received the certificate(s). If you are an individual making an election with respect to shares in your 401(k) Plan or the ESOP account, the trustee of the applicable plan will send your certificate to the Exchange Agent. You further understand and acknowledge that no interest will accrue on the merger consideration, including on any cash paid in lieu of fractional MainSource shares, or on any dividends paid with respect to MainSource shares.

4.                                      You make the election set forth under “Election Choices” on the Election Form.  You understand that the purpose of the election procedures described in the Election Form is to permit holders of shares of Cheviot common stock to express their preferences of the kind of merger consideration they elect to receive in the merger, subject to proration.  You understand that the preference expressed with respect to the kind of merger consideration may not be fully satisfied depending upon the elections of other Cheviot stockholders.

5.                                      You agree that if you do not make an election or if you make an ineffective election for any shares of Cheviot common stock held by you, you will be deemed to have not made an election and will receive either cash or MainSource common stock for your shares of Cheviot common stock according to the allocation procedures specified in the Merger Agreement.

6.                                      You acknowledge that none of MainSource, Cheviot nor any other person or entity has made any recommendation as to whether or not you should make a particular type of election.  You also acknowledge that you were advised to make your own decision, in consultation with your own financial and tax advisors, if any, as to which type of election to make.

7.                                      Unless otherwise indicated on the Election Form in the box entitled “Special Payment and/or Issuance Instructions,” in exchange for the enclosed certificate(s) (or those delivered pursuant to a “Notice of Guaranteed Delivery”), you instruct the Exchange Agent to issue in your name, as it appears on the Election Form, (i) the merger consideration, subject to adjustment and proration, in the form elected by you under “Election Choices” on the Election Form, and (ii) a check for cash in lieu of any fractional MainSource share that would otherwise be issued.  Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” you instruct the Exchange Agent to mail the merger consideration to you at the address shown on the Election Form.  If both the “Special Payment and Issuance Instructions” and the “Special Delivery Instructions” are completed, you instruct the Exchange Agent to issue and mail the merger consideration to the person or entity so indicated at the address indicated.  Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 6) have been included with respect to the shares of Cheviot common stock for which “Special Payment and Issuance Instructions” and/or “Special Delivery Instructions” have been given.

8.                                      You understand and acknowledge that MainSource (which may delegate power in whole or in part to the Exchange Agent), in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the Merger Agreement, governing (i) the validity of the Election Forms and compliance by you with the election procedures set forth therein, (ii) the manner and extent to which elections are to be taken into account in making the proration determinations, (iii) the issuance and delivery of shares representing the whole number of shares of MainSource common stock to be issued as stock consideration and (iv) the method of payment of cash consideration and cash in lieu of fractional shares of MainSource common stock.  If you are and individual making an election with respect to shares in your 401(k) Plan or ESOP account, the consideration will not be issued to you, but instead will be issued to your account under either the 401(k) Plan or ESOP, as applicable.